Exhibit (h)(5)(b)
AMENDMENT
TO
COMPLIANCE SERVICES AGREEMENT
AMENDMENT dated as of April 29, 2005, between THE HIRTLE CALLAGHAN TRUST (the “Trust”), a Delaware business trust having its principal place of business at Five Tower Bridge 300 Barr Harbor Dr. Suite 500, West Conshohocken, Pennsylvania 19428, and BISYS FUND SERVICES OHIO, INC. (“BISYS”), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that Compliance Services Agreement dated September 14, 2004, (the “Agreement”), under which BISYS performs compliance services for the Trust.
     WHEREAS, the parties hereto wish to extend the term of the Agreement.
     NOW THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:
1.	Effective as of September 14,2005, the Annual Fee under Compliance Services Fees in Schedule A is hereby amended and restated as follows:

Annual Fee: $110,000 per year

2.	Miscellaneous.
     (a) Capitalized Terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.
     (b) The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
     (c) Except as expressly provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.
     (d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
     (e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

THE HIRTLE CALLAGHAN TRUST
By:	/s/ Robert Zion
	Name:	Robert Zion
	Title:	VP + Treasurer

BISYS FUND SERVICES OHIO, INC.
By:	/s/ Fred Naddaff
	Name:	Fred Naddaff
	Title:	President

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